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                                                                  EXHIBIT 10.48
                                      MEMO

Date:                      November 22, 2004

To:                        Chase Corporation--Corporate Files

From:                      Kenneth L. Dumas
                           Corporate Controller
                           Chase Corporation

Re:                        Executive Management Incentive Compensation Plan

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The attached memo, dated February 26, 1993, represents the basis for the current Executive Management Incentive Compensation plan. This Management Incentive Plan was approved by the Company's Board of Directors in 1993 and continues to be the basis for calculating the annual incentive compensation for Chase Corporation's Executive Management, including the Company's President and Chief Executive Officer.

This exhibit serves as the summary calculation for determining annual incentive compensation for Executive Management. Annual incentive compensation awarded to other members of Chase Corporation management is determined annually based on the discretion of the Company's President and Chief Executive Officer and the Compensation Committee of the Board of Directors.
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                                                             February 26, 1993

TO:        Peter R. Chase--Chase Corporation

FROM:      Wilfred W. Carter

SUBJECT:   MANAGEMENT INCENTIVE PLAN

The Compensation Committee with input from management, reviewed the Management Incentive Plan and presented its recommendation for a revised plan to the Board of Directors at their meeting on January 19, 1993. The board approved the following for you for the fiscal year ending August 31, 1993:

   1. Compute a rolling three year average ('89, '91, & 92--did not use '90 to eliminate an abnormally high year) of the actual incentive operating profit applicable to this plan (excludes management incentive expense and post retirement charges).

   2. Divide the three year average incentive operating profit of $2,033,000 into 25% segments of $508,000 each, for the fiscal year ending August 31, 1993. The segment amounts will change each year as the oldest year is dropped and the most recent year is added to compute the new rolling three year average.

   3. The bonus will be determined entirely from consolidated corporate incentive profits. The bonus will be determined as a percentage of base pay as follows:

                                               INCREMENTAL            CUMULATIVE
                                              BONUS AS A %            BONUS AS A %
IF INCENTIVE PROFITS WERE:                     OF BASE PAY            OF BASE PAY
                                               -----------            -----------
  0-- 25% of 3 yr ave.                                0                       0
 26-- 50% of 3 yr ave.                                5                       5
 51-- 75% of 3 yr ave.                               10                      15
 76--100% of 3 yr ave.                               15                      30
100--175% of 3 yr ave.                               70                     100

        Example Calculation: Chase Corporation--budgeted 1993 incentive operating profit $1,706,000 after adding back $115,000 for incentive expense and $266,000 for post retirement charges.
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
                                                                           % OF
                                                                         BASE PAY
                                                                         --------
Incentive Profit                                $1,706,000
                                                 1,525,000                  15.0
                                                ----------
                                                  182,0000
182 =
---
508    35.8x 15.0%                                                           5.4
                                                                             ---
                                                                            20.4
Salary                                                                  $176,400
                                                                        --------
Bonus                                                                    $35,986

   4. Extraordinary and unusual material non extraordinary items may be excluded from the operating profit in calculating the amount of the incentive. Evaluation will be made on an individual basis and determination as to inclusion in or exclusion from operating profit will be based on the facts and circumstances of each item.

   5. The maximum bonus earnings is 100% of base salary, however, if bonus earnings reach the maximum in any plan year, consideration will be given to granting a supplementary award based on the merits of the participants contribution to the year's result.

   6. The bonus reduction for an individual for any year will be exceed 2% of the previous years' bonus for each 1% reduction in the previous years' incentive operating profit.

   7. The plan provides for consideration of a discretionary bonus when the bonus computed under the formula is minimal, there were extenuating circumstances which prevented the participant from earning a larger bonus, and the employee exhibited diligent and conscientious effort.

   While it is the intention of Chase Corporation to continue a management incentive plan, the Company does reserve the right to discontinue, amend, or modify the plan at any time.

  If you should have any questions regarding the plan, please contact me.

                                  Sincerely,

                                  Wilfred W. Carter
                                  Chairman & CEO